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                                                                    EXHIBIT 24.2



                           LIMITED POWER OF ATTORNEY



    The undersigned, a director of Friendly Ice Cream Corporation, a Massachusetts corporation (the "Company"), hereby constitutes and appoints Paul
J. McDonald, George G. Roller and Allan Okscin, and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statements on Form S-1 of the Company (File nos. 333-34633 and 333-34635), each originally filed with the Securities and Exchange Commission on August 29, 1997, including any filings pursuant to rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.



Dated:  October 17, 1997



                                              /S/ Charles A. Ledsinger, Jr.
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                                          By:  Charles A. Ledsinger, Jr.